Exhibit 1.        Identity of each member of the group as required by Item 8.

1. Odyssey Investment Partners Fund, LP- record holder of 6,739,464 shares

2. DS Coinvestment I, LLC- record holder of 2,327,841 shares

3. DS Coinvestment II, LLC- record holder of 9,233 shares

4. Odyssey Coinvestment II, LLC- is the record holder of 44,148 shares

5. Odyssey Capital Partners, LLC- general partner of Odyssey Investment Partners Fund, LP

6. Odyssey Investment Partners, LLC- manager of Odyssey Investment Partners Fund, LP

7. Stephen Berger- member of managing board of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC

8. William Hopkins- member of managing board of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC

9. Brian Kwait- member of managing board of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC

10. Muzzafar Mirza- member of managing board of Odyssey Capital Partners, LLC and Odyssey Investment Partners, LLC

11. Raymond E. Bartholomae- Executive Vice President of Issuer and party to a voting agreement (as filed in connection with the Issuer’s initial public offering), whereby Messrs. Bartholomae, Puisis, and Zimmerman have agreed that Odyssey Investment Partners Fund, LP will be designated as attorney-in-fact to vote or act by written consent with respect to the shares owned by Messrs. Bartholomae, Puisis, and Zimmerman.

12. Edward J. Puisis- Executive Vice President and Chief Financial Officer of Issuer and party to a voting agreement (as filed in connection with the Issuer’s initial public offering), whereby Messrs. Bartholomae, Puisis, and Zimmerman have agreed that Odyssey Investment Partners Fund, LP will be designated as attorney-in-fact to vote or act by written consent with respect to the shares owned by Messrs. Bartholomae, Puisis, and Zimmerman.

13. Eric R. Zimmerman- President, Chief Executive Officer and Director of Issuer and party to a voting agreement (as filed in connection with the Issuer’s initial public offering), whereby Messrs. Bartholomae, Puisis, and Zimmerman have agreed that Odyssey Investment Partners Fund, LP will be designated as attorney-in-fact to vote or act by written consent with respect to the shares owned by Messrs. Bartholomae, Puisis, and Zimmerman.